UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 3, 2008, Scott Petroleum Corporation (“Scott”) executed and delivered to a subsidiary of Nova Biosource Fuels, Inc. (the “Company”), an amendment (the “Amendment”) to the Biofuel Tolling and Off-Take Agreement (the “Agreement”), dated March 7, 2007, between such subsidiary and Scott.  The Agreement provides the Company’s subsidiary the right to purchase up to fifty percent of the biodiesel production of Scott’s Greenville, Mississippi biodiesel refinery, which was designed and constructed by the Company.  The Amendment modifies specified definitions, clarifies specified performance obligations and caps the Markup for payment of the Deferred Tolling Fee (each as defined in the Agreement) at $0.20 per gallon.

ITEM 5.02 DEPARTURE, ELECTION OR APPOINTMENT OR DIRECTORS OR OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS

(b) On September 2, 2008, J.D. McGraw provided notice of his resignation from the Board of Directors of the Company stating that it was effective as of August 31, 2008.  Such notice did not state a reason for his resignation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1                           Second Amendment to the Biofuel Tolling and Off-Take Agreement, executed and delivered on September 3, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman and Chief Executive Officer

Date: September 5, 2008

EXHIBIT INDEX

10.1                           Second Amendment to the Biofuel Tolling and Off-Take Agreement, executed and delivered on September 3, 2008